Exhibit 23
                         CONSENTS OF EXPERTS AND COUNSEL



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                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference and use of our report, dated July 25, 1996 on the consolidated financial statements of FFW Corporation which appears in FFW Corporation's Annual Report to Shareholders and is incorporated by reference in FFW Corporation's Form 10-KSB for the fiscal year ended June 30, 1996, in FFW Corporation's previously filed Registration Statements on Form S-8.



                                                /s/Crowe, Chizek and Company LLP
                                                --------------------------------
                                                Crowe, Chizek and Company LLP

South Bend, Indiana
September 26, 1996